                                                                  EXHIBIT 10.16




                                 LOAN AGREEMENT


                                    BETWEEN


                                 MILIRISK, INC.


                                      AND


                           NATIONSBANK OF TEXAS, N.A.


                                     DATED


                                 MARCH 12, 1997


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                               TABLE OF CONTENTS

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1. DEFINITIONS.............................................................................................1

2. REVOLVING CREDIT FACILITY...............................................................................4
   2.1 Revolving Loans.....................................................................................4
   2.2 Purposes............................................................................................4
   2.3 Borrowing Base Deficiency...........................................................................5
   2.4 Procedure for Borrowing.............................................................................5
   2.5 Commitment Fee......................................................................................5
   2.6 Redemption of Commitment............................................................................5

3. INTEREST RATE OPTIONS FOR REVOLVING LOANS...............................................................5
   3.1 Prime Rate Loans....................................................................................5
   3.2 Eurodollar Loans....................................................................................6
   3.3 Interest Rate Determination.........................................................................6
   3.4 Conversion Option: Prime Rate Loans to Eurodollar Loans.............................................6
   3.5 Conversion Option: Eurodollar Loans to Prime Rate Loans.............................................6
   3.6 Prepayment of Loans.................................................................................7
   3.7 Schedule II.........................................................................................7

4. TERM CREDIT FACILITY....................................................................................7
   4.1 Term Loan...........................................................................................7
   4.2 Purpose.............................................................................................7
   4.3 Amortization........................................................................................7

5. INTEREST RATE OPTIONS FOR TERM NOTE:....................................................................7
   5.1 Prime Rate Loan.....................................................................................8
   5.2 Eurodollar Loans....................................................................................8
   5.3 Selection of Interest Rate..........................................................................8
   5.4 Conversion Option: Prime Rate to Eurodollar Rate....................................................9
   5.5 Conversion Option: Eurodollar Rate to Prime Rate....................................................9
   5.6 Prepayment of Eurodollar Loans......................................................................9
   5.7 Schedule II.........................................................................................9

6. SECURITY...............................................................................................10
   6.1 Accounts Receivable, Etc...........................................................................10
   6.2 Pledge of Stock....................................................................................10
   6.3 Guaranties.........................................................................................10
   6.4 Comfort Letter.....................................................................................10

7. CONDITIONS PRECEDENT TO INITIAL FUNDING................................................................10
   7.1 Loan Origination Fee...............................................................................10



                                      (i)

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
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   7.2 Effectiveness of Loan Documents....................................................................10
   7.3 Opinions...........................................................................................10
   7.4 Representations and Warranties.....................................................................10
   7.5 Documentation and Proceedings......................................................................11
   7.6 Expenses...........................................................................................11
   7.7 Approval of Stock Acquisition Agreement............................................................11

8. CONDITIONS PRECEDENT TO SUBSEQUENT REVOLVING LOANS.....................................................11
   8.1 Availability of Commitment.........................................................................11
   8.2 Expenses...........................................................................................11
   8.3 Other Conditions Precedent.........................................................................11
   8.4 Required Acts and Conditions.......................................................................11

9. AFFIRMATIVE COVENANTS..................................................................................11
   9.1 Financial Statements and Other Information.........................................................11
   9.2 Insurance..........................................................................................12
   9.3 Existence and Compliance...........................................................................12
   9.4 Notices to Bank....................................................................................12
   9.5 Taxes and Other Obligations........................................................................12
   9.6 Maintenance........................................................................................13
   9.7 Compliance with Agreements.........................................................................13
   9.8 Further Assurances.................................................................................13

10. NEGATIVE COVENANTS....................................................................................13
   10.1 Minimum Net Worth.................................................................................13
   10.2 Sale of Assets....................................................................................14
   10.3 Liquidation, Merger, Consolidation, Acquisition...................................................14
   10.4 Borrowings........................................................................................14
   10.5 Dividends. Distributions and Purchases and Capital Stock..........................................15
   10.6 Character of Business.............................................................................15
   10.7 Arm's Length Transactions.........................................................................15

11. REPRESENTATIONS AND WARRANTIES........................................................................15
   11.1 Good Standing.....................................................................................15
   11.2 Authority and Compliance..........................................................................15
   11.3 Binding Agreement.................................................................................15
   11.4 Litigation........................................................................................16
   11.5 No Conflicting Agreements.........................................................................16
   11.6 Ownership of Assets...............................................................................16
   11.7 Taxes.............................................................................................16
   11.8 Financial Statements..............................................................................16
   11.9 Continuation of Representations and Warranties....................................................16

12. Default...............................................................................................16
   12.1 Nonpayment........................................................................................16




                                      (ii)



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
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   12.2 Representations and Warranties....................................................................16
   12.3 Default in Affirmative and Negative Covenants Under Agreement.....................................17
   12.4 Default in Other Covenants Under Agreement........................................................17
   12.5 Default in Other Loan Dab.........................................................................17
   12.6 Default in Other Debt.............................................................................17
   12.7 Validity of Loan Documents........................................................................17
   12.8 Bankruptcy........................................................................................17
   12.9 Judgments and Decrees.............................................................................18
   12.10 Termination of Services..........................................................................18

13.REMEDIES...............................................................................................18

14.NOTICES................................................................................................18

15.COSTS, EXPENSES AND ATTORNEY'S FEES....................................................................18

16.MISCELLANEOUS..........................................................................................19
   16.1 Cumulative Rights and No Waiver...................................................................19
   16.2 Applicable Law....................................................................................19
   16.3 Amendment.........................................................................................19
   16.4 Documents.........................................................................................19
   16.5 Partial Invalidity................................................................................19
   16.6 Survivability.....................................................................................20
   16.7 Accounting Terms..................................................................................20
   16.8 Right to Grant Participants.......................................................................20

17.ARBITRATION............................................................................................20
   17.1 Special Rules.....................................................................................20
   17.2 Reservation of Rights.............................................................................21

18.AGREEMENT CONTROLLING..................................................................................21

19.NOTICE OF FINAL AGREEMENT..............................................................................21


                             SCHEDULES AND EXHIBITS

Schedule I...................................Interest Rate Pricing Definitions

Schedule II....................Special Provisions Relating to Eurodollar Loans

Schedule 10.4......Permitted Indebtedness.........................Section 10.4

Exhibit A.............Borrowing Request............................Section 2.4

Exhibit B..........Term Loan Rate Request..........................Section 5.3

Exhibit C..........Compliance Certificate.......................Section 9.1(c)

Exhibit D...........Borrowing Base Report.......................Section 9.1(d)



                                     (iii)


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                                 LOAN AGREEMENT


-------------------------------------------------------------------------------
                                 March 12, 1997

                                    Between

-------------------------------------------------------------------------------
BORROWER                                BANK

MILIRISK, INC.                          NATIONSBANK OF TEXAS, N.A.
300 BURNETT                             FORT WORTH BANKING CENTER
FORT WORTH, TEXAS 76102-2799            500 WEST 7TH STREET
                                        FORT WORTH, TEXAS 76102-4700
-------------------------------------------------------------------------------

         In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS. Certain definitions concerning the interest rate provisions are set forth on Schedule I. In addition, the following terms shall have the meaning set forth with respect thereto:

         "AQS"  means Applied Quoting Systems, Inc., a Wisconsin corporation.

         "BASE NET WORTH AMOUNT": See Section 10.1.

         "BORROWING BASE" means the greater of $2,500,000 or 80% of Eligible Accounts Receivable.

         "BORROWING BASE REPORT": See Section 9.1(e).

         "BORROWING REQUEST": See Section 2.4.

         "COMFORT LETTER": See Section 6.4.

         "COMMITMENT" means the obligation of Bank, subject to the terms and conditions of this Agreement, to make Revolving Loans which shall not exceed at any one time outstanding the lesser of (a) $4,000,000, or (b) the Borrowing Base.

         "CONSOLIDATED NET WORTH": See Section 10.1.

         "CONTESTED IN GOOD FAITH" means, as to any payment, tax, assessment, charge, levy, lien, encumbrance or claim, contesting the amount, applicability or validity thereof in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted in a manner satisfactory to Bank, provided the enforcement of the contested payment, tax, assessment, charge, levy, lien, encumbrance or claim is stayed in a manner satisfactory to Bank pending the resolution of such contest.



LOAN AGREEMENT - Page 1

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         "ELIGIBLE ACCOUNTS RECEIVABLE" means all accounts receivable of
Borrower, SDS and AQS in the aggregate which have been created in the ordinary course of business of these three entities and upon which the right of these three entities to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall NOT include:

                  (a) that portion of any account which is unpaid more them sixty (60) days from the invoice date thereof;

                  (b) any account against which there exists a right of setoff, defense or discount, except regular discounts allowed in the ordinary course of business;

                  (c) any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment to Bank of the account receivable arising with respect thereto;

                  (d) any account which represents an obligation to a customer which is not a resident of the United States unless such account is supported by a letter of credit in form and substance acceptable to Bank;

                  (e) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, any employee, affiliate, partner, parent or subsidiary of Borrower, SDS or AQS;

                  (f) any account which would otherwise be eligible pursuant to the foregoing formula, if 50% or more of such account is unpaid more than sixty (60) days from the date of invoice thereof;

                  (g) that portion of any account from a customer which represents the amount by which the total accounts from such customer exceeds 30% of the total accounts which would otherwise be eligible pursuant to the foregoing formula; and

                  (h) any account on which Bank is not or does not continue to be, in Bank's sole discretion, satisfied with the credit standing of the customer in relation to the amount of credit extended.

         "EVENT OF DEFAULT": See Section 12.0.

         "GAAP": See Section 16.7

         "GUARANTORS" mean SDS, AQS and any other person or entity now or hereafter guaranteeing payment of the Obligations.

         "GUARANTY AGREEMENTS" mean each guaranty agreement described in
Section 6.3 hereof, together with all modifications and amendments thereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Agreements, the Agreements, the Pledge Agreements, and all other documents, instruments, guaranties, security agreements, deeds of trust,




LOAN AGREEMENT - Page 2
pledge agreements, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

         "LOANS" means the Term Loan and all Revolving Loans hereunder.

         "MERGER AGREEMENT" means that certain Agreement and Plan of Merger among Millers Integrated Claims Resources, Inc., Millers Merger Corporation, SDS and certain Management Shareholders (as defined therein) dated as of February 18, 1997.

         "MINIMUM NET WORTH AMOUNT": See Section 10.1.

         "NOTES" mean the Term Note, the Revolving Note, and all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

         "OBLIGATIONS" means the obligations of Borrower:

                  (a) to pay all indebtedness arising out of this Agreement, any future advances under this Agreement, and all renewals, extensions or amendments of such indebtedness or any part thereof or any such future advances;

                  (b) to pay the principal of and interest on the Notes in accordance with the terms thereof, and all renewals, extensions, modifications and amendments of such Notes or any part thereof, and any future advances made pursuant thereto;

                  (c) to repay to Bank all amounts advanced by Bank hereunder or under the other Loan Documents on behalf of Borrower, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the collateral;

                  (d) to pay any and all other indebtedness of Borrower to Bank of every kind, nature and description, direct or indirect, primary or secondary, secured or unsecured (including overdrafts), joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how it may be evidenced, including without limitation all future advances, whether or not presently contemplated by the parties hereto;

                  (e) to perform fully all of the terms and provisions of each of the instruments constituting the Loan Documents; and

                  (f) to reimburse Bank, on demand, for all of Bank's expenses and costs that Borrower is obligated to pay pursuant to the terms of the Loan Documents.

         "PARTICIPANTS": See Section 16.8.

         "PLEDGE AGREEMENTS" mean each pledge agreement described in Section
6.2 hereof, together with all modifications and amendments thereof.




LOAN AGREEMENT - Page 3

         "PRINCIPAL REVOLVING DEBT": See Section 2.1.

         "PRINCIPAL TERM DEBT" means the outstanding principal balance of the Term Note as it exists from time to time.

         "REVOLVING LOANS": See Section 2.1

         "REVOLVING NOTE" means the promissory note described in Section 2.1 hereof, together with all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

         "REVOLVING NOTE MATURITY DATE" means March 12, 1999

         "SDS" means Strategic Data Systems, Inc., a Wisconsin corporation.

         "SECURITY AGREEMENTS" mean each security agreement described in
Section 6.1 hereof, together with all modifications and amendments thereof.

         "TERM LOAN": See Section 4.1.

         "TERM LOAN RATE REQUEST": See Section 5.3.

         "TERM NOTE" means the promissory note described in Section 4.1 hereof, together with all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

         "TERM NOTE MATURITY DATE" means March 12, 2001.

         2.       REVOLVING CREDIT FACILITY.

                  2.1 REVOLVING LOANS. Bank agrees, subject to the terms and conditions hereof, to lend Borrower at any time and from time to time on or before the Revolving Note Maturity Date sums (each herein called a "Revolving Loan" and collectively the "Revolving Loans") which may be repaid and reborrowed pursuant to the terms hereof and which shall not exceed at any one time outstanding the amount of the Commitment. The obligation of Borrower to repay the aggregate principal balance of all Revolving Loans hereunder outstanding at any one time (the "Principal Revolving Debt") shall be evidenced by a promissory note of Borrower, which Revolving Note shall (a) be dated March 12, 1997; (b) be payable on the Revolving Note Maturity Date for the amount of $4,000,000, or the Principal Revolving Debt then outstanding, whichever is less; (c) bear interest from the date thereof until paid in the manner hereafter provided; (d) be entitled to the benefits of this Agreement and the security provided herein; and (e) be in such form as is acceptable to Bank.

                  2.2 PURPOSES. Borrower agrees that proceeds of Revolving Loans shall be used solely to provide a portion of the purchase price for the acquisition of the stock of SDS and AQS, and for general working capital purposes. In addition, Revolving Loan proceeds may be used as a source for the payment of interest due OD the Notes from time to time.






LOAN AGREEMENT - Page 4
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                  2.3 BORROWING BASE DEFICIENCY. If by reason of any
         adjustment to the Borrowing Base, the Principal Revolving Debt then outstanding exceeds the Commitment, then Bank shall notify Borrower of same, and Borrower shall within ten (10) days following receipt of such notice prepay an amount which will reduce the Principal Revolving Debt to an amount which is equal to or less than the Commitment.

                  2.4 PROCEDURE FOR BORROWING. Whenever Borrower desires a
         Loan hereunder, Borrower shall give Rank notice in the form of Exhibit "A" attached hereto (a "Borrowing Request") specifying (a) the date (which shall be a Business Day in the case of a Prime Rate Loan or a Eurodollar Business Day in the case of a Eurodollar Loan) of the proposed borrowing, (b) the amount to be borrowed, (c) the portion of the borrowing constituting a Prime Rate Loan and/or a Eurodollar Loan (which may only be in Incremental Portions), and (d) if any portion of the proposed borrowing constitutes a Eurodollar Loan, the initial Eurodollar Interest Period selected by Borrower (thirty days, sixty days, ninety days, or one hundred eighty days). Such notice shall be given by 10 a.m. (Fort Worth, Texas time) on the date of the proposed borrowing in the case of a Prime Rate Loan, and by 10 a.m. (Fort Worth, Texas time) two (2) Business Days prior to the date of the proposed borrowing in the case of a Eurodollar Loan. The notice required may be given telephonically by Borrower to Bank, but upon giving such telephonic notice Borrower shall immediately thereafter provide Bank with the written notice attached hereto as Exhibit "A." AU notices given under this Section 2.4 shall be irrevocable. Not later than 2:00 p.m. (Fort Worth, Texas time) on the date of the proposed borrowing and upon fulfillment of all other conditions required by this Agreement, Bank will make such Loan available to Borrower by crediting the amount thereof to Borrower's account with Bank or otherwise disbursing it as Borrower shall request in writing. No Revolving Loans may be obtained after the Revolving Note Maturity Date.

                  2.5 COMMITMENT FEE. Borrower agrees to pay Bank a commitment fee for the period commencing with the date of this Agreement to the Revolving Note Maturity Date, computed at the rate of 1/4 of 1% per annum on the average daily unused portion of the Commitment. Such commitment fee shall be payable on the last day of each calendar quarter and on the Revolving Note Maturity Date.

                  2.6 REDEMPTION OF COMMITMENT. Borrower shall have the right to reduce the amount of the Commitment, at any time and from time to tune, in any integral multiple of $1 provided however, that any such reduction shall be accompanied by the payment in full of any commitment fee then accrued on the amount of such reduction. Contemporaneously with each such reduction, Borrower shall repay to Bank the amount, if any by which the Principal Revolving Debt exceeds the Commitment. After each such reduction, (a) the commitment fee provided for in Section 2.5 hereof shall be calculated with respect to the Commitment as so reduced, and (b) the Commitment may not be increased without the consent of Bank.

         3. INTEREST RATE OPTIONS FOR REVOLVING LOANS. The interest rate options available hereunder for Revolving Loans shall be for Prime Rate Loans and for Eurodollar Loans. No more than three (3) different Eurodollar Loans may be outstanding at any one time.

                  3.1 PRIME RATE LOANS. Borrower agrees to pay interest (calculated on the basis of the actual days elapsed in a year consisting of 360 days) with respect to the unpaid principal amount of each Prime



LOAN AGREEMENT - Page 5

         Rate Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise) at a varying rate per annum equal to the lesser of (i) the Maximum Rate or
         (ii) the Prime Rate. The interest in respect of each Prime Rate Loan shall be payable on the last day of each Prime Rate Interest Period. Each Prime Rate Loan may be prepaid in whole or in part at any time and from time to time without premium or penalty.

                  3.2 EURODOLLAR LOANS. Borrower agrees to pay interest (calculated on the basis of actual days elapsed in a year consisting of 360 days) with respect to the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to Borrower until maturity (whether by acceleration or otherwise) at a rate per annum equal to the lesser of (i) the Maximum Rate or (ii) the Eurodollar Rate applicable to such Eurodollar Loan. Subject to the provisions of this Agreement as to prepayment, interest with respect to each Eurodollar Loan shall be payable (i) on the last day of each Eurodollar Interest Period, where the Eurodollar Interest Period in question is thirty days, sixty days, or ninety days, and (ii) on the ninetieth day and on the last day of each Eurodollar Interest Period, where the Eurodollar Interest Period in question is one hundred eighty days. Subject to the provisions of this Agreement as to prepayment, the principal of each Eurodollar Loan shall be due and payable on the last day of each applicable Eurodollar Interest Period and may be paid or renewed or shall automatically be converted to a Prime Rate Loan on the last day of such Eurodollar Interest Period as hereinafter provided. If no Event of Default exists hereunder and Borrower desires to renew such Eurodollar Loan and the amount thereof is at least an Incremental Portion, Borrower shall deliver the notice required in
         Section 2.4 hereof and designate whether the Eurodollar Interest Period to commence on the expiration date of the prior Eurodollar Interest Period shall be a thirty day, sixty day, ninety day or one hundred eighty day period. If Bank has not received timely permissible notice of designation of such Eurodollar Interest Period as herein provided, Borrower shall be deemed to have elected to convert such maturing Eurodollar Loan to a Prime Rate Loan.

                  3.3 INTEREST RATE DETERMINATION.   Bank shall determine each
         interest rate applicable hereunder and shall give prompt notice to Borrower of each rate of interest so determined.

                  3.4 CONVERSION OPTION: PRIME RATE LOANS TO EURODOLLAR LOANS. Borrower may convert its Prime Rate Loans to Eurodollar Loans by giving Bank irrevocable written notice of such election at least two
         (2) Eurodollar Business Days prior to the proposed conversion date. The notice of conversion to a Eurodollar Loan shall include (1) the amount of the Prime Rate Loan to be converted (which must be converted in Incremental Portions), and (2) the duration of the Eurodollar Interest Period selected (thirty days, sixty days, ninety days or one hundred eighty days). If no Event of Default exists hereunder, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day, on the next succeeding Eurodollar Business Day, but if an Event of Default exists hereunder, no conversion may occur.

                  3.5 CONVERSION OPTION: EURODOLLAR LOANS TO PRIME RATE LOANS. Borrower may convert all or any part of its Eurodollar Loans to Prime Rate Loans by giving Bank irrevocable written notice of such election prior to 10 a.m. (Fort Worth, Texas time) on the conversion date, if such conversion date is the last day of a Eurodollar Interest Period with respect thereto, or at least two (2) Eurodollar Business Days prior written notice if the conversion date is a day other than the last day of the Eurodollar Interest Period with respect thereto. Such conversion shall be made on the requested conversion date or, if such





LOAN AGREEMENT - Page 6
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         requested conversion date is not a Business Day, on the next succeeding Business Day. A conversion of a Eurodollar Loan to a Prime Rate Loan on a day other than the last day of the Eurodollar Interest Period for the Eurodollar Loan in question shall constitute a prepayment which may require the payment of the breakage fee described in Section 6 of Schedule II attached hereto. AU conversion notices given hereunder shall be irrevocable.

                  3.6 PREPAYMENT OF LOANS. (a) Borrower may at any time and from time to time prepay any Prime Rate Loan, in whole or in part, without premium or penalty, and (b) Borrower may at any time and from time to time prepay any Eurodollar Loan in whole or in part, without premium or penalty except as provided in Section 6 of Schedule II, provided that Borrower first complies with the conditions hereinafter set forth. With respect to eurodollar Loans, Borrower shall give Bank at least two (2) Eurodollar Business Days prior written notice of (i) its intent to prepay, (ii) the amount of principal which will be prepaid, and (iii) the date on which the prepayment will be made. Each prepayment of principal of eurodollar Loans shall be in a minimum amount of $100,000 (or the aggregate principal amount outstanding, if less) and in increments of S100,000 in excess thereof (unless the prepayment retires the outstanding principal balance of the Note in full) = accrued interest thereon to the date of prepayment. Borrower may also be required to pay Bank the breakage fee described in Section 6 of Schedule II attached hereto because such payment is made on a date other than the last day of the applicable eurodollar Interest Period.

                  3.7 SCHEDULE II. Reference is made to Schedule II attached hereto for special provisions relating to eurodollar Loans.

         4.       TERM CREDIT FACILITY.

                  4.1 TERM LOAN. Bank agrees, subject to the terms and conditions hereof, to lend to Borrower $5,000,000 (the "Term Loan"). The Term Loan shall be evidenced by a promissory note of Borrower, which Term Note shall (a) be dated March 12, 1997; (b) bear interest from the date of advancement until paid in the manner provided herein;
         (c) be payable as to interest in the manner hereinafter provided; (d) be finally due and payable on the Term Note Maturity Date; (e) be entitled to the benefits of this Agreement and the security provided herein; and (0 be in such loan as is acceptable to Bank.

                  4.2 PURPOSE.   Borrower agrees that proceeds of the Term Loan
         shall be used solely to provide a portion of the purchase price for the acquisition of the stock of SDS and AQS.

                  4.3 AMORTIZATION. The principal and accrued interest of the Term Note shall be due and payable in fifteen (15) consecutive quarterly principal installments of $312,500, each plus accrued interest on the unpaid principal balance to the date of each installment payment, on March 31, June 30, September 30 and December 31 of each year commencing March 31, 1997, and continuing through and including September 30, 2000. Then, the outstanding principal balance of the Term Note together with accrued unpaid interest thereon shall be due and payable in one installment on March 12, 2001.

         5. INTEREST RATE OPTIONS FOR TERM NOTE: The interest rate options available for the Term Note hereunder shall be the Prime Rate and the Eurodollar Rate. The outstanding principal balance of the Term Note shall bear interest at either the Prime Rate or the Eurodollar Rate or a combination






LOAN AGREEMENT - Page 7
thereof selected in the manner set forth below provided no more than three (3) separate tranches of Principal Term Debt may bear interest at the Eurodollar Rate at any one time.

                  5.1 PRIME RATE LOAN.   Borrower agrees to pay interest
         (calculated on the basis of the actual days elapsed in a year consisting of 360 days) with respect to that portion of the Principal Term Debt which is a Prime Rate Loan at a varying rate per annum equal to the lesser of (i) the Maximum Rate or (ii) the Prime Rate. Accrued interest on that portion of the Principal Term Debt which constitutes a Prime Rate Loan shall be due and payable on the last day of each Prime Rate Interest Period. That portion of the Principal Term Debt which constitutes a Prime Rate Loan may be prepaid in whole or in part at any time and from time to time without premium or penalty.

                  5.2 EURODOLLAR LOANS.   Borrower agrees to pay interest
         (calculated on the basis of actual days elapsed in a year consisting of 360 days) with respect to the unpaid principal amount of each Eurodollar Loan at a rate per annum equal to the lesser of (i) the Maximum Rate or (ii) the Eurodollar Rate applicable to such Eurodollar Loan. Subject to the provisions of this Agreement as to prepayment, interest with respect to each Eurodollar Loan shall be payable (i) on the last day of each Eurodollar Interest Period, where the Eurodollar Interest Period in question is thirty days, sixty days, or ninety days, and (ii) on the ninetieth day and on the last day of each eurodollar Interest Period, where the Eurodollar Interest Period in question is one hundred eighty days. Subject to the provisions of this Agreement as to prepayment, the principal of each Eurodollar Loan shall be due and payable on the last day of each applicable Eurodollar Interest Period and may be paid or renewed or shall automatically be converted to a Prime Rate Loan on the last day of such Eurodollar Interest Period as hereinafter provided. If no Event of Default exists hereunder and Borrower desires to renew such Eurodollar Loan and the amount thereof is at least an Incremental Portion, Borrower shall deliver the Term Loan Rate Request required in Section S.3 hereof and designate whether the Eurodollar Interest Period to commence on the expiration date of the prior Eurodollar Interest Period shall be a thirty day, sixty day, ninety day, or one hundred eighty day period. If Bank has not received timely permissible notice of designation of such Eurodollar Interest Period as herein provided, Borrower shall be deemed to have elected to convert such maturing Eurodollar Loan to a Prime Rate Loan.

                  5.3 SELECTION OF INTEREST RATE.   Borrower shall select the
         interest rate or rates for the Term Note by means of completing a request (the "Term Loan Rate Request") in the form of Exhibit "B." attached hereto with blanks completed in conformity herewith. Where Borrower desires to select an interest rate, convert from one interest rate to another or renew a Eurodollar Loan, Borrower shall submit to Bank a Term Loan Rate Request specifying (a) the date for the requested selection to be effective (which shall be a Business Day in the case of a Prime Rate Loan or a eurodollar Business Day in the case of a eurodollar Loan); (b) the type of transaction (selection of an interest rate, conversion from one rate to another or a renewal of a eurodollar Loan); (c) the amount involved (which in the case of the initial selection of the eurodollar Rate or in the case of a conversion from the Prime Rate to the Eurodollar Rate or in the case of a renewal of an existing eurodollar Loan must be an Incremental Portion); and (d) if any portion of the request involves a Eurodollar Loan, the length of the Eurodollar Interest Period selected (thirty days, sixty days, ninety days, or one hundred eighty days). Each Term Loan Rate Request shall be delivered to Bank by 10 a.m. (Fort Worth, Texas time) on the date of the proposed transaction in the case of a Prime Rate Loan, and by 10 a.m. (Fort Worth, Texas time) two (2) Business Days prior to the date of the proposed transaction in the case of a eurodollar Loan. The



LOAN AGREEMENT - Page 8
         information required to be specified in a Term Loan Rate Request may be given telephonically by Borrower to Bank, but upon giving such telephonic notice, Borrower shall immediately thereafter provide Bank with the fully completed and executed Term Loan Rate Request. All Term Loan Rate Requests given pursuant to this Agreement shall be irrevocable. Not later than 12 noon (Fort Worth, Texas time) on the date of the requested transaction and upon fulfillment of all other conditions required by this Agreement, Bank will effect the requested transaction. Bank shall determine each Eurodollar Rate applicable hereunder and shall give prompt notice thereof to Borrower.

                  5.4 CONVERSION OPTION: PRIME RATE TO EURODOLLAR RATE. Borrower may convert one or more Incremental Portions (subject to the restriction that no more than three (3) separate tranches of the Principal Term Debt may bear interest at the eurodollar Rate at any one time) to one or more Eurodollar Loans by giving Bank irrevocable written notice of such election at least two (2) Eurodollar Business Days prior to the proposed conversion date. The notice of conversion to a Eurodollar Loan shall include (1) the amount of the Prime Rate Loan to be converted (which must be converted in Incremental Portions), and (2) the duration of the Eurodollar Interest Period selected (thirty days, sixty days, ninety days or one hundred eighty days). If no Event of Default exists hereunder, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day, on the next succeeding eurodollar Business Day, but U an Event of Default exists hereunder, no conversion may occur.

                  5.5 CONVERSION OPTION: EURODOLLAR RATE TO PRIME RATE. Borrower may convert all or any part of its eurodollar Loans to the Prime Rate by giving Bank irrevocable written notice of such election prior to 10 a.m. (Fort Worth, Texas time) on the conversion date, U such conversion date is the last day of a eurodollar Interest Period with respect thereto, or at least two (2) eurodollar Business Days prior written notice if the conversion date is a day other than the last day of the eurodollar Interest Period with respect thereto. Such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeed Business Day. A conversion of a eurodollar Loan to the Prime Rate on a day other than the last day of the eurodollar Interest Period for the eurodollar Loan in question shall constitute a prepayment which may require the payment of the breakage fee described in Section 6 of
         Schedule II attached hereto. All conversion notices given hereunder shall be irrevocable.

                  5.6 PREPAYMENT OF EURODOLLAR LOANS.   Borrower may at any time
         and from time to time prepay any eurodollar Loan in whole or in part, provided that Borrower first complies with the conditions hereinafter set forth. Borrower shall give Bank at least two (2) eurodollar Business Days prior written notice of (i) its intent to prepay, (ii) the amount of principal which will be prepaid, and (iii) the date on which the prepayment will be made. Each prepayment of principal shall be in a minimum amount of S100,000 (or the aggregate principal amount outstanding, if less) and in increments of $100,000 in excess thereof (unless the prepayment retires the outstanding principal balance of the Term Note in full) plus accrued interest thereon to the date of prepayment. Borrower may also be required to pay Bank the breakage fee described in Section 6 of Schedule II attached hereto to the extent that such payment is made on a date other than the last day of the applicable eurodollar Interest Period.

                  5.7 SCHEDULE II. Reference is made to Schedule II attached hereto for special provisions relating to Eurodollar Loans.




LOAN AGREEMENT - Page 9

         6.       SECURITY.

                  6.1 ACCOUNTS RECEIVABLE, ETC.   The payment and performance of
         the Obligations shall be secured by a lien and security interest in all of the accounts receivable, inventory, equipment, servicing contract rights and other personal property of Borrower, SDS and AQS pursuant to security agreements (each agreement, as the same may hereafter be amended or supplemented from time to time being a "Security Agreement") which shall be in such form as is satisfactory to Bank, subject only to exceptions noted therein. The liens created by the Security Agreements shall be first and prior liens, subject only to liens expressly permitted therein.

                  6.2 PLEDGE OF STOCK.   The payment and performance of the
         Obligations shall be secured by a first priority lien and security interest in 100% of the outstanding shares of SDS and AQS pursuant to pledge agreements (each agreement, as the same may hereafter be amended or supplemented from time to time being a "Pledge Agreement") which shall be in such form as is satisfactory to Bank. The liens created by the Pledge Agreements shall be first and prior liens.

                  6.3 GUARANTIES.   The payment and performance of the
         Obligations shall be secured by the unconditional guarantee of SDS and the unconditional guarantee of AQS pursuant to the terms of agreements (each agreement, as the same may be amended or supplemented from time to time being a "Guaranty Agreement") which shall be in such form as is satisfactory to Bank.

                  6.4 COMFORT LETTER.   Borrower shall cause The Millers Mutual
         Fire Insurance Company ("Millers Mutual") to issue a comfort letter (the "Comfort Letter") assuring Borrower's payment and performance of the Obligations on a basis which is satisfactory to Bank which shall address, among other things, suspension of management fee and Borrower net worth maintenance issues.

         7. CONDITIONS PRECEDENT TO INITIAL FUNDING.   The obligation of Bank to
fund the initial Loan hereunder is subject to the satisfaction (in the opinion of the Bank), unless waived by Bank, of each of the following conditions:

                  7.1 LOAN ORIGINATION FEE.   Borrower shall have paid Bank a
         loan origination fee of $45,000.

                  7.2 EFFECTIVENESS OF LOAN DOCUMENTS.   Each of the Loan
         Documents shall be in full force and effect.

                  7.3 OPINIONS.   There shall have been delivered favorable
         opinions of counsel for Borrower and the Guarantors, covering such matters incident to the Loans or any of the Loan Documents as Bank may reasonably request.

                  7.4 REPRESENTATIONS AND WARRANTIES.   All representations sad
         warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shad be true and correct in all material respects with the same force and effect as though such representations and warranties have been made on and as of this date.





LOAN AGREEMENT - Page 10

                  7.5 DOCUMENTATION AND PROCEEDINGS.   Bank shall have received
         such evidence as Bank requires of the existence, good standing, authority and capacity of Borrower and each Guarantor to execute, deliver and perform the Loan Documents.

                  7.6 EXPENSES.   Borrower shall have paid all reasonable
         out-of-pocket expenses of Bank in connection with the preparation of the Loan Documents and the making of the Loans, including but not limited to, the reasonable fees and out-of-pocket expenses of counsel for Bank.

                  7.7 APPROVAL OF STOCK ACQUISITION AGREEMENT.   Bank shall have
         received and approved the Merger Agreement.

         8. CONDITIONS PRECEDENT TO SUBSEQUENT REVOLVING LOANS.   The obligation
of Bank to make each Revolving Loan to Borrower subsequent to the initial Revolving Loan is subject, at the time of the funding of each such Revolving Loan, to the satisfaction (in the opinion of Bank), unless waived in writing by Bank, of each of the following conditions:

                  8.1 AVAILABILITY OF COMMITMENT.   The then Principal Revolving
         Debt plus the amount of the requested Revolving Loan shall be equal to or less than the Commitment.

                  8.2 EXPENSES.   Borrower shall have paid all reasonable
         out-of-pocket expenses of Bank in connection with the preparation of the Loan Documents and the making of the Revolving Loan, including but not limited to, the reasonable fees and out-of-pocket expenses of counsel of Bank.

                  8.3 OTHER CONDITIONS PRECEDENT.   The conditions precedent set
         forth in Sections 7.2, 7.4 and 7.5 shall have been met.

                  8.4 REQUIRED ACTS AND CONDITIONS.   All acts, conditions and
         things required to be done and performed and to have happened precedent to the making of each Revolving Loan and the continued performance and effectiveness of each of the Loan Documents, and in order to continue to constitute the same the valid and binding obligations of Borrower, enforceable in accordance with their terms, shall have been done and performed and shall have happened in due compliance with all applicable laws.

         9. AFFIRMATIVE COVENANTS.   Until full payment and performance of all
Obligations, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  9.1 FINANCIAL STATEMENTS AND OTHER INFORMATION.   Maintain a
         system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements provided to Bank shall be in form acceptable to Bank. In addition, Borrower will:




LOAN AGREEMENT - Page 11

                           (a) Furnish to Bank annual, audited financial
                  statements of Borrower for each fiscal year of Borrower, within 120 days after the close of each such fiscal year.

                           (b) Furnish to Bank (i) annual, audited financial
                  statements of SDS and its consolidated subsidiaries for each fiscal year of SDS, within 120 days after the close of each such period, and (2) annual, unaudited, consolidating financial statements of SDS and AQS, within 120 days after the dose of each such period.

                           (c) Furnish to Bank quarterly, unaudited,
                  internally-prepared financial statements of Borrower and Guarantors within 45 days after the end of each fiscal quarter of each such entity.

                           (d) Furnish to Bank within 45 days after the end of
                  each fiscal quarter, a compliance certificate of the president or chief financial officer of Borrower in the form of Exhibit "C" attached hereto.

                           (e) Furnish to Bank on the monthly basis on the
                  first day of each month a Borrowing Base Report in the form of Exhibit "D" attached hereto.

                           (f) Furnish to Bank promptly such additional
                  information, reports and statements respecting the business operations and financial condition of Borrower and Guarantors, respectively, from time to time, as Bank may reasonably request.

                  9.2 INSURANCE.   Maintain insurance with responsible insurance
         companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses similarly situated.

                  9.3 EXISTENCE AND COMPLIANCE.   Maintain its existence, good
         standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions, except where failure to do so would not reasonably be expected to have a material adverse effect on Borrower.

                  9.4 NOTICES TO BANK.   Promptly advise Bank in writing of (i)
         any condition, event or act which comes to its attention that would or might reasonably be expected to make any adversely affect Borrower's financial condition or operations, the collateral, or Bank's rights under the Loan Documents, (ii) any litigation filed by or against Borrower involving an amount in excess of $100,000, (iii) the occurrence of any Event of Default, or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or the failure of Borrower or any Guarantor to observe any of its undertakings hereunder, and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.

                  9.5 TAXES AND OTHER OBLIGATIONS.   Pay all of its taxes,
         assessments and other obligations, including, but not limited to taxes and assessments and lawful claims which, if unpaid, might by law become a lien against the assets of Borrower, as the same become due and payable, except to the extent the same are being Contested in Good Faith or such lien would secure obligations of less than $100,000.



LOAN AGREEMENT - Page 12

                  9.6 MAINTENANCE.   Maintain all of its tangible property in
         good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business, except where failure to do so would not reasonable be expected to have a material adverse effect on Borrower.

                  9.7 COMPLIANCE WITH AGREEMENTS.   Comply in all material
         respects with all existing and future material agreements, indentures, mortgages or documents which are binding on it or affecting any of its properties or business.

                  9.8 FURTHER ASSURANCES.   Make, execute or endorse, and
         acknowledge and deliver or cause the same to be done, all such notices, certifications and additional agreements, undertakings, transfers, assignments, financing statements or other assurances, and take any and all such other action, as Bank may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the other Loan Documents, the obligations of the Borrower hereunder or thereunder, (i) to cure any defects in the creation of the Loan Documents, or (ii to further evidence or more fully describe the collateral intended as security for the Obligations, or (iii) to correct any omissions in the Loan Documents, or (iv) to state more fully the security obligations set forth in this Agreement or in any of the Loan Documents, or (v) to perfect, protect or preserve any liens created pursuant to any of the Loan Documents, or (vi) to make any recordings or file any notices or obtain any consents, or (vii) for better assuring and confirming unto the Bank all or any part of the security for any of the Obligations.

         10. NEGATIVE COVENANTS.   Until full payment and performance of all
Obligations, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  10.1 MINIMUM NET WORTH.   Permit Consolidated Net Worth at the
         end of each fiscal quarter to be less than the Minimum Net Worth Amount. For purposes of this covenant, the following terms have the respective meanings set forth below:

                           "CONSOLIDATED NET WORTH" means the excess of total
                  assets over total liabilities of Borrower and its subsidiaries on a consolidated basis, total assets and total liabilities each being determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referenced in Section 11.8 hereof, expressly including all assets which will be classified as intangible assets under GAAP.

                           "MINIMUM NET WORTH AMOUNT" means (a) for
                  determinations of the net worth covenant made at the end of the first three fiscal quarters of each fiscal year, the sum of the Base Net Worth Amount plus the amount which is seventy-five percent (75%) of the consolidated net income of Borrower and its subsidiaries, commencing at the end of the previous fiscal year and ending with such fiscal quarter, and
                  (b) for determinations of the net worth covenant made at the fiscal year end, the greater of:




LOAN AGREEMENT - Page 13

                                    (1) the sum of the Base Net Worth Amount
                           plus the amount which is seventy-five percent (75%) of consolidated net income of Borrower and its subsidiaries for the entire fiscal year, or

                                    (2) the Consolidated Net Worth reflected on
                           Borrower's year end audited financial statements;

                  provided however, that in no event may the Minimum Net Worth Amount as of the end of any fiscal quarter be less than the Minimum Net Worth Amount as at the end of the immediately preceding fiscal quarter.

                           "BASE NET WORTH AMOUNT" means (a) for computations
                  of the Minimum Net Worth Amount made for each fiscal quarter during the 1997 fiscal year of Borrower, $12,250,000, and (b) for computations of the Minimum Net Worth Amount made for fiscal quarters during fiscal years subsequent to the 1997 fiscal year, the greater of the following amounts as of the year end of the fiscal year next preceding the fiscal year for which the computation is made:

                                    (3) The sum of the Base Net Worth Amount
                           plus the amount which is seventy-five percent (75%) of consolidated net income of Borrower and its subsidiaries for the entire fiscal year, or

                                    (4) The Consolidated Net Worth reflected on
                           Borrower's year end audited financial statements.

                  10.2 SALE OF ASSETS.   Sell, lease, assign or otherwise
         dispose of or transfer any assets except for sales and licensing of assets in the ordinary course of business.

                  10.3 LIQUIDATION, MERGER, CONSOLIDATION, ACQUISITION.   Wind
         up, liquidate or dissolve affairs or enter any merger or consolidation (other than pursuant to the Merger Agreement), or form or acquire any subsidiary, or transfer control or ownership of Borrower or permit the transfer of control or ownership of SDS or AQS.

                  10.4 BORROWINGS.   Create, contract, incur, assume or suffer
         to exist any indebtedness (including without limitation, any liability for the deferred purchase price of property or other liability evidenced or to be evidenced by bonds, debentures, notes or other similar instruments), or permit any of its subsidiaries to do so, except (a) indebtedness arising out of the Loan Documents, (b) current liabilities for taxes and assessments, (c) current accounts payable or accrued or other claims (other than for borrowed money or purchase money obligations) incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged or Contested in Good Faith, (d) capital and operating lease obligations incurred in the ordinary course of business, (e) indebtedness of Borrower to any subsidiary or of any subsidiary to Borrower or another subsidiary, (f) indebtedness described on Schedule 10.4 attached hereto, and (g) renewals, extensions and refinancing of the foregoing (without increase in principal amount).






LOAN AGREEMENT - Page 14

                  10.5 DIVIDENDS. DISTRIBUTIONS AND PURCHASES AND CAPITAL
         STOCK.   Declare or pay any dividends, or return any capital to its stock holders or authorize or make any other distribution, payment or delivery of property or cash to its stock holders as such, or redeem, retire, purchase or otherwise acquire, or permit any of its subsidiaries to purchase or acquire, directly or indirectly, for any consideration, any shares Of any class of Borrower's capital stock now or hereafter outstanding, or set aside any funds for any of the foregoing purposes.

                  10.6 CHARACTER OF BUSINESS.   Change the general character of
         business as conducted at the date hereof, or engage on a regular basis in any type of business not reasonably related to its business as presently conducted.

                  10.7 ARM'S LENGTH TRANSACTIONS.   Enter into or permit any
         subsidiary to enter into, any transaction with any affiliate, except
         (a) a transaction upon terms that are not less favorable to Borrower than would be obtained in a transaction negotiated at arm's length with an unrelated third party, and (b) a transaction with an affiliate involving goods or services having a value which is less than S100,000.

         11. REPRESENTATIONS AND WARRANTIES.   Borrower hereby represents and
warrants to Bank as follows:

                  11.1 GOOD STANDING.   Borrower is a corporation duly
         organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its property and to carry on its business in Texas and in each other jurisdiction in which Borrower does business except where failure to be qualified to carry on its business would not reasonably be expected to have a material adverse effect on Borrower. SDS is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin and has the power and authority to own its property and to carry on its business in each jurisdiction in which SDS does business except where failure to be qualified to carry on its business would not reasonably be expected to have a material adverse effect on SDS. AQS is a corporation duly organized, validly existing and in good standing under the laws of Wisconsin and has the power and authority to own its property and to carry on its business in each jurisdiction in which AQS does business except where failure to be qualified to carry on its business would not reasonably be expected to have a material adverse effect on AQS.

                  11.2 AUTHORITY AND COMPLIANCE.   Borrower and Guarantors have
         full power and authority to execute and deliver the Loan Documents to which they are parties and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower and Guarantors are in compliance in all material respects with all laws and regulatory requirements to which they are subject.

                  11.3 BINDING AGREEMENT.   This Agreement and the other Loan
         Documents executed Borrower and Guarantors constitute valid and legally binding obligations of Borrower and Guarantors, respectively, enforceable in accordance with their terms, except where the enforcement thereof may be limited by applicable bankruptcy or debtor relief laws affecting the rights of creditors generally and general principles of equity.



LOAN AGREEMENT - Page 15

                  11.4 LITIGATION.   There is no proceeding involving Borrower
         or Guarantors pending or, to the knowledge of Borrower, threatened before any court or governmental authority agency or arbitration authority, except as disclosed to Bank in writing on or prior to the date of this Agreement.

                  11.5 NO CONFLICTING AGREEMENTS.   There is no charter, bylaw,
         stock provision, agreement or other document pertaining to the organization, power or authority of Borrower or Guarantors and no provision of any existing material agreement, mortgage, indenture or contract binding on Borrower or Guarantors or affecting their property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                  11.6 OWNERSHIP OF ASSETS.   Borrower and Guarantors have good
         title to their assets, and their assets are free and clear of liens, except those (i) expressly permitted by the terms of this Agreement and the other Loan Documents, (ii) granted to Bank and (iii) as disclosed to Bank in writing prior to the date of this Agreement.

                  11.7 TAXES. AU taxes and assessments due and payable by Borrower and Guarantors have been paid or are being Contested in Good Faith, and the Borrower and Guarantors have filed all tax returns which it is required to file.

                  11.8 FINANCIAL STATEMENTS.   The financial statements of
         Borrower and Guarantors heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly pr sent in all material respects Borrower's and Guarantors' financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's and Guarantors' financial condition or operations since November 30, 1996. To the best of Borrower's knowledge, all factual information furnished by Borrower and Guarantors to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                  11.9 CONTINUATION OF REPRESENTATIONS AND WARRANTIES.   AU
         representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan and in all such instances shall be true and correct in all material respects.

         12. DEFAULT.   Any of the following shall constitute events of default
(each an "Event of &fault"):

                  12.1 NONPAYMENT. (a) Borrower shall default in the due and punctual payment of any principal or interest of the Note or any of the other Obligations when due and payable, whether at maturity or otherwise, and such default unremedied shall continue for a period of ten (10) days after notice thereof from Bank, or (b) Borrower shall default in the due performance by it of the provisions of Section 2.3 hereof.

                  12.2 REPRESENTATIONS AND WARRANTIES.   Any representation,
         warranty or statement made by Borrower or any guarantor herein or otherwise in writing in connection herewith or in connection with any of the other Loan Documents and the agreements referred to herein or therein or in any financial


LOAN AGREEMENT - Page 16
         statement, certificate or statement signed by any officer or employee of Borrower or any guarantor and furnished pursuant to any provision of the Loan Documents shall be materially false, incorrect or incomplete when made.

                  12.3 DEFAULT IN AFFIRMATIVE AND NEGATIVE COVENANTS UNDER AGREEMENT. (a) Borrower shall default in the due performance or observance by it of any term, covenant or agreement on its part to be performed or observed pursuant to Section 9.4 or Sections 10.2 through
         10.7 hereof; or (b) Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be observed or performed pursuant to Sections 9.1 through 9.3 or 9.5 through 9.8 hereof, and such failure shall continue unremedied for a period of fifteen (15) days after (i) notice of such default from Bank, or (ii) Bank is notified of such default or should have been so notified pursuant to the provisions of Section 9.4 hereof, whichever is earlier; or (c) Borrower shall default in the due performance or observance by it of the provisions of Section 10.1 hereof, and then Millers Mutual shall default in the due performance or observance by it of any term, covenant or agreement contained in the Comfort Letter.

                  12.4 DEFAULT IN OTHER COVENANTS UNDER AGREEMENT. Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement other than those specified in Sections 12.1, 12.2 and 12.3 hereof, and such default shall continue unremedied for a period of thirty (30) days after (i) notice of such default from Bank, or (u) Bank is notified of such default or should have been so notified pursuant to the provisions of
         Section 9.4 hereof, whichever is earlier.

                  12.5 DEFAULT IN OTHER LOAN DAB. Borrower or any Guarantor shall default in the due performance of or observance by such party of any term, covenant or agreement on such party's part to be performed pursuant to the terms of any of the other Loan Documents other than those specified in Sections 12.1, 12.2, 12.3 and 12.4 hereof, and the default shall continue unremedied for a period of thirty (30) days after (i) notice of such default from Bank, or (ii) Bank is notified of such default or should have been so notified pursuant to the provisions of Section 9.4 hereof, whichever is earlier.

                  12.6 DEFAULT IN OTHER DEBT. An event of default shall occur under the provisions of any instrument (other than the Loan Documents) evidencing indebtedness of Borrower or any Guarantor for the payment of borrowed money (including any capital lease) or of any agreement relating thereto (the effect of which is to permit the holder or holders of such instrument to cause the indebtedness evidenced by such instrument to become due prior to its stated maturity) and such holder or holders rightfully demand payment of indebtedness aggregating S 100,000 or more.

                  12.7 VALIDITY OF LOAN DOCUMENTS. Any of this Agreement, the Notes, the Security Agreements, the Guaranty Agreements, the Pledge Agreements or the UCC-1 financing statements shall cease to be a legal, valid and binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers and privileges intended to be created thereby.

                  12.8 BANKRUPTCY. Borrower or any Guarantor shall suspend or discontinue its business operations, or shall generally fail to pay its debts as they mature, or shall file a petition commencing a



LOAN AGREEMENT - Page 17
         voluntary case concerning Borrower or any Guarantor under any chapter of the United States Bankruptcy Code; or any involuntary case shall be commenced against Borrower or any guarantor under the United States Bankruptcy Code that remains unstayed and in effect for sixty (60) days; or Borrower or any Guarantor shall become insolvent (howsoever such insolvency may be evidenced).

                  12.9 JUDGMENTS AND DECREES. Borrower or any Guarantor shall suffer a final judgment for the payment of money in excess of $100,000 beyond insurance coverage and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced, or, if commenced, has been effectively stayed. Any order, judgment or decree shall be entered in any proceeding against Borrower or any Guarantor decreeing the dissolution or split up of Borrower or any guarantor and such order shall remain undischarged or unstayed for a period in excess of thirty
         (30) days.

                  12.10 TERMINATION OF SERVICES. Borrower shall fail to provide third party services to Millers Mutual and Millers Casualty Insurance Company on an ongoing basis.

         13. REMEDIES. Upon the occurrence of an Event of Default described in
Section 12.8 hereof, the entire principal of and accrued interest on the Notes shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. In the event that any other Event of Default occur and be continuing, Bank may, without demand or notice of its election declare the entire unpaid balance of the Notes and all other indebtedness of Borrower to Bank, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note and other indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any Event of Default, Bank may (a) exercise any and all rights under or pursuant to any of the Loan Documents, and (b) exercise any and all rights afforded to Bank by the laws of the State of Texas or any other applicable jurisdiction or in equity or otherwise, as Bank may deem appropriate, and (c) terminate the Commitment.

         14. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (including telegraphic, telex and facsimile transmission) delivered to the other party at the addresses set forth on the first page of this Agreement or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made (whether actually received or not) (a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, and (b) if sent by any other means, upon delivery. Until otherwise changed by notice given pursuant to this Section, the facsimile transmission number for Borrower shall be (817) 348-3765, and the facsimile transmission number for Bank shall be (817) 390 6545.

         15. COSTS, EXPENSES AND ATTORNEY'S FEES. Borrower shall pay to Bank immediately upon demand the full amount of all reasonable, out-of-pocket costs and expenses, including reasonable attorneys' fees incurred by Bank in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and all other costs and attorneys' fees incurred by Bank for which Borrower is





LOAN AGREEMENT - Page 18
obligated to pay in accordance with the terms of the Loan Documents, and (b) any modifications of or consents or waivers under or amendments to or interpretations of or enforcement of this Agreement, the Notes, the other Loan Documents and the agreements described therein. Borrower further agrees to indemnify Bank and its employees and agents from and hold it harmless against any and all losses, liabilities, e ms, damages or expenses which any of them suffers or incurs as a result of its entering into this Agreement, or the consummation of the transactions contemplated by this Agreement and the Loan Documents, or the use or contemplated use of the proceeds of the Loans, including, without limitation, the out-of pocket disbursements and reasonable fees of counsel incurred in connection with any litigation, arbitration or other proceeding arising out of or by reason of any of the aftersaid, but expressly excluding any losses, liabilities, claims, damages or expenses which Bank may suffer or incur arising from any actions asserted by Bank against its own employees or agent.

         16. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, limiting any requirement of any other Loan Document:

                  16.1 CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right s all operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice Of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  16.2 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF TEXAS AND APPLICABLE UNITED STATES FEDERAL LAW.

                  16.3 AMENDMENT. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

                  16.4 DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  16.5 PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.




LOAN AGREEMENT - Page 19

                  16.6 SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the initial Loans and shall continue in full force and effect so long as the Obligations are outstanding or the Commitment has not expired.

                  16.7 ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"'), as in effect from time to time, consistently applied, with respect to the financial statements referenced in
         Section 11.8 hereof.

                  16.8 RIGHT TO GRANT PARTICIPANTS. Bank shall have the right to grant participations (which may be evidenced by one or more certificates of participation), in the indebtedness of Borrower incurred under and pursuant to this Agreement and owed to Bank at any time and from time to time to other banking institutions organized under the laws of the United States or any state thereof and reasonably acceptable to Borrower (herein called the "Participants"). The form of participation agreement shall provide, among other things, that Bank may, in its sole discretion (a) agree to any modification of any of the terms of the Loan Documents or any other agreement or instrument evidencing or securing the Obligations; (b) waive any of such terms or give or withhold consents or approvals to any actions or failure to act by Borrower; (c) exercise or refrain from exercising, or waive, any rights or powers that Bank may have in respect thereof; and (d) agree to release or permit substitutions of collateral in respect of the Obligations; provided that Bank will not, without each Participant's written consent, reduce the principal or the interest rate (below the participation rate) or extend the stated maturity of any of the Obligations.

         17. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW OF TEXAS), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./INDISPUTE OR ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  17.1 SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN FORT WORTH, TEXAS, AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED


LOAN AGREEMENT - Page 20

         WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  17.2 RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO A) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         18. AGREEMENT CONTROLLING. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control.

         19. NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     [This Space Left Intentionally Blank]



LOAN AGREEMENT - Page 21

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date u td year first above written.




                                     MILIRISK, INC.


                                     By /s/ F. GEORGE DUNHAM, III
                                       ----------------------------------------
                                         F. George Dunham, III
                                         President and Chief Executive Officer


                                     By /s/ JOY J. KELLER
                                       ----------------------------------------
                                         Joy J. Keller
                                         Executive Vice President and Chief
                                         Financial Officer


                                     NATIONSBANK OF TEXAS, N.A.


                                     By /s/ JERRY COLWELL
                                       ----------------------------------------
                                         Jerry Colwell
                                         Vice President







LOAN AGREEMENT - Page 22

                                   SCHEDULE I


                       INTEREST RATE PRICING DEFINITIONS


         The definitions set forth on this Schedule I are those which relate solely to the interest rate pricing options under the Agreement.

         "BUSINESS DAY" means the normal banking hours during any day (other than Saturdays or Sundays) that banks are legally open for business in Fort Worth, Texas.

         "EUROCURRENCY RESERVE REQUIREMENT" means, for any eurodollar Loan for a eurodollar Interest Period thereunder, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Eurodollar Interest Period under Regulation D by Bank against "eurocurrency liabilities" (as such term is used in Regulation D), but without benefit or credit of proration, exemptions or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Bank against (a) any category of liabilities that includes deposits by reference to which the Eurodollar Interest Rate for Eurodollar Loans is to be determined, or (b) any category of extension of credit or other assets that includes Eurodollar Loans.

         "EURODOLLAR BUSINESS DAY" means a Business Day on which dealings in U.S. Dollar deposits are on in the eurodollar market.

         "EURODOLLAR INTEREST PERIOD " means, with respect to any eurodollar
Loan:

                  (i) initially, the period commencing on the date such Eurodollar Loan is made and ending thirty days, sixty days, ninety days or one hundred eighty days thereafter, as selected by Borrower, and

                  (ii) thereafter, each period commencing, on the day following the last day of the next preceding Interest Period applicable to such eurodollar Loan and ending thirty days, sixty days, ninety days or one hundred eighty days thereafter, as selected by Borrower;

provided, however, that (A) if any Eurodollar Interest Period would otherwise expire on a day that is not a Eurodollar Business Day, such Interest Period shall expire on the next suing eurodollar Business Day, and (B) any eurodollar Interest Period that would other vise expire after the Revolving Note Maturity Date or Term .Note Maturity Date, as is applicable, shall end on such Maturity Date.

         "EURODOLLAR LOAN" means any Revolving Loan, or that portion of the Principal Term Debt, as the case may be, that bears interest at the Eurodollar Rate or that would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time.

         "EURODOLLAR MARGIN" means one and one-half percent (1.5%) per annum.



SCHEDULE I - Page 1

         "EURODOLLAR RATE" means, with respect to each eurodollar Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/100 of 196) determined by Bank as follows:

                  Interbank Market Rate           +       Eurodollar
         1 - Eurocurrency Reserve Requirement             Margin

         "INTERBANK MARKET RATE" means the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in immediately available and freely transferable funds in U.S. Dollars are offered to Bank by money center banks in the interbank eurocurrency market for delivery on the first day of each such Eurodollar Interest Period, such deposits being for a period of time equal or comparable to such Eurodollar Interest Period in an amount equal to or comparable to the principal amount of the Eurodollar Loan to which such eurodollar Interest Period relates. The Interbank Market Rate shall be determined at approximately 10:00 a.m. (Fort Worth, Texas time) two
(2) eurodollar Business Days prior to the first day of each Eurodollar Interest Period.

         "INCREMENTAL PORTION'" means any amount which is $100,000 or amounts in excess thereof in integral multiples of $100,000.

         "INTEREST PERIOD" means any Prime Rate Interest Period or eurodollar Interest Period, as is applicable.

         "MAXIMUM RATE" means the lesser of the maximum nonusurious rate of interest all wed by applicable United States or Texas law as amended or the Prime Rate plus 5% from time to time and in effect on the date for which a determination of interest accrued hereunder is made.

         "PRIME RATE" means the variable rate of interest per annum established from time to time by Bank as its Prime Rate (which rate of interest may or may not be the lowest rate or best charged by Bank on similar loans, and Bank may make various commercial or other loans at rates of interest having no relationship to such rate). Each change in the Prime Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Prime Rate.

         "PRIME RATE INTEREST PERIOD" means, with respect to any Prime Rate Loan, the period ending on the last day of each calendar quarter; provided, however, that (i) if any Prime Rate Interest Period would end on a day that is not a Business Day, such Interest Period shall end on the next preceding Business Day, and (ii) if any Prime Rate Interest Period would otherwise end after the Revolving Note Maturity Date, or the Term Note Maturity Date, as is applicable, such Interest Period shall end on such Maturity Date.

         "PRIME RATE LOAN" means any Revolving Loan, or that portion of the Principal Term Debt, as the case may be, that bears interest at the Prime Rate or that would bear interest at the Prime Rate if the Maximum Rate ceiling was not in effect at that particular time.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.


SCHEDULE I - Page 2

                                  SCHEDULE II

                SPECIAL PROVISIONS RELATING TO EURODOLLAR LOANS


         The following provisions shall apply to all Eurodollar Loans under this Agreement.

         1. UNAVAILABILITY OF FUND. DISASTER. ETC. If, in connection with any proposed Eurodollar Loan, Bank determines (which determination shall be conclusive, absent manifest error) that

                  (a) that U.S. Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for Eurodollar Loans are not available to Bank in the interbank eurocurrency market,

                  (b) the Eurodollar Interest Rate will not adequately reflect the cost to Bank of maintaining or funding the Eurodollar Loans for such Interest Period, or

                  (a) adequate means do not exist in the market to determine the Eurodollar Interest Rate,

then the obligations of Bank to make the applicable Eurodollar Loan shall be suspended until such time as Bank determines that the event resulting in such suspension has ceased to exist, and Borrower s all either repay in full the then outstanding principal amount of each applicable eurodollar Loan owed to Bank, without penalty, on the last day of the applicable Interest Period or convert the same to the Prime Rate. If Bank makes such determination, it shall promptly notify Borrower in writing and Borrower shall either repay the outstanding Eurodollar Loans owed to Bank, without penalty, on the last day of the current Interest Period or convert the same to Prime Rate Loans.

         2. RESERVE REQUIREMENTS. In the event of any change in any applicable law, treaty, or regulation or in the interpretation or administration thereof or in the event any central bank or other fiscal monetary or other authority having jurisdiction over Bank or the Loans contemplated by this Agreement imposes, modifies, or deems applicable to any Eurodollar Loan or Loans any reserve requirement of the Board of Governors of the Federal Reserve System or any other reserve, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by, Bank, or imposes on Bank or the interbank eurocurrency market, as the case may be, any other condition affecting this Agreement or the eurodollar Loans which is not otherwise expressly included in the determination of the applicable rate or rates of interest hereunder (but excluding Excluded Taxes, as hereinafter defined), and the result of any of the foregoing is to increase the cost to Bank in making or maintaining its Eurodollar Loans or to reduce any amount (or the effective return on any amount) received by Bank hereunder, then Borrower shall pay to Bank within five (5) days of demand of Bank as additional interest on the Note evidencing the eurodollar Loans such additional amount or amounts as Bank may determine as will reimburse Bank for such additional cost or such reduction. Upon the earlier of one hundred eighty (180) days after such change or of Bank becoming aware of such change or imposition that may result in any such increase or reduction, Bank shall give written notice to Borrower thereof together with certificate of Bank setting forth the amount necessary to compensate Bank as aforesaid and the basis for the determination of such amount. Determinations made by Bank for purposes of this Section 2 of the effect of any such change in its costs of making or maintaining its eurodollar Loans or on amounts receivable by it in respect



SCHEDULE II - Page 1
of such eurodollar Loans and of the additional amounts required to compensate Bank in respect thereof shall be condusive, absent manifest error.

         3. TAXES. Both principal and interest on the Note evidencing the eurodollar Loans are payable without withholding or deduction for or on account of any taxes. If any taxes, duties or other charges of any kind whatsoever are levied or imposed on or with respect to the Note evidencing the eurodollar Loans or on any payment on the Note evidencing the Eurodollar Loans made to Bank, or if there is any change in the basis of taxation of payment to Bank of principal, interest and other amounts due and payable hereunder with respect to any Loan (except for the imposition of, or change in the rate of, any tax on the overall net income, gross receipts or capital of Bank or franchise taxes (the "Excluded Taxes")), then, and in any such event, Borrower shall pay to Bank within five (5) days of demand of Bank such additional amounts as Bank may determine to be necessary so that every net payment of principal and interest on the Note evidencing the Eurodollar Loans, after withholding or deduction for or on account of any such taxes, will not be less than any amount provided herein. In addition, if at any time when the eurodollar Loans are outstanding any laws are enacted or promulgated, or any court of law or governmental agency interprets or administers any law, which, in any such case, changes the basis of taxation of payments to Bank of principal of or interest on the Note evidencing the eurodollar Loans by subjecting such payments to double taxation or otherwise (except Excluded Taxes) then Borrower will pay Bank such amounts as Bank may determine to be necessary to compensate Bank for any such increased costs and/or losses resulting therefrom. Bank shall give notice to Borrower upon becoming aware of the amount of any loss incurred by it through enactment or promulgation of any such law that changes the basis of taxation of payments to Bank or of any such enactment or promulgation that may result in such payments becoming subject to double taxation or otherwise. Bank shall also deliver to Borrower a certificate of Bank setting forth the basis for the determination of such loss and the computation of such amounts. Determinations made by Bank for purposes of this Section 3 of the effect of such taxes on its costs of making or maintaining Eurodollar Loans or on amounts receivable by it in respect of such eurodollar Loans and of the additional amounts required to compensate Bank in respect thereof shall be conducive, absent manifest error.

         4. ILLEGALITY, CHANGE IN LAWS, ETC. If at any time the adoption of any new law, change in existing laws, or interpretation of any new or existing laws make it unlawful or impossible for Bank to (a) maintain its commitment to make eurodollar Loans, then upon such notice to Borrower of such fact Bank's commitment to make eurodollar Loans shall terminate; or (b) maintain or fund its eurodollar Loans hereunder, then Bank shall promptly notify Borrower in writing and Borrower shall either (i) repay the outstanding Eurodollar Loans owed to Bank, without penalty, on the last day of the current Interest Periods (or immediately with the breakage fee specified in Section C below if Bank may not lawfully continue to maintain and fund such Eurodollar Loans) or (ii) convert such eurodollar Loans at such appropriate time to Prime Rate Loans.

         5. RISK-BASED CAPITAL REQUIREMENTS. If Bank determines that (a) compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or (b) compliance by Bank or any corporation controlling Bank with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank, and Bank determines that such increase is based upon its obligations hereunder, and other similar obligations, Borrower shall pay Bank within five (5) days of de demand of Bank such additional amount as shall be certified by Bank to be the amount allocable to Bank's obligation to Borrower hereunder. Bank will notify Borrower of any event occurring that will a entitle Bank to compensation pursuant to this Section upon the earlier of one hundred (180) days after



SCHEDULE II - Page 2
such change or promptly after Bank obtains knowledge thereof. Bank's notice to Borrower shall include a certificate of Bank setting forth the amount necessary to compensate Bank as aforesaid and the basis for the determination of such amount. Determinations by Bank for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by Bank and of the amounts allocable to Bank's obligations to Borrower hereunder shall be conclusive, absent manifest error.

         6. FAILURE TO BORROW. Borrower hereby indemnifies Bank against any loss, cost or expense incurred by Bank as a result of (a) any payment of a Eurodollar Loan on a date other than the last day of the Interest Period for such Eurodollar Loan, including but not limited to acceleration by Bank pursuant to this Agreement, or (b) any failure by Borrower to borrow or convert, as the case may be, a Eurodollar Loan on the date of borrowing or conversion, as the case may be, after Borrower has given Bank the relevant notices of Borrower's election to borrow or convert, as the case may be, specified in this Agreement.



SCHEDULE II - Page 3

                                 SCHEDULE 10.4


                             PERMITTED INDEBTEDNESS


MiliRisk. Inc.

         None

Strategic Data Systems. Inc.

         1. Indebtedness in connection with that certain Loan Agreement, dated as of September 21, 1994, between Strategic Data Systems, Inc. a Wisconsin corporation ("SDS"), and Norwest Bank Wisconsin, N. A ("Norwest"), as amended by the First Amendment to Loan Agreement, dated as of April 28, 1995, a letter agreement to the loan agreement, dated as of August 7, 1995, and the Second Amendment to Loan Agreement, dated as of September 12, 1996 (the "Letter Agreement"), and certain related instruments, agreements, and documents, including without limitation the $500,000 Term Note, dated as of September 21, 1994, the $600,000 Second Term Note, dated as of August 8, 1995, the $778,000 Installment Promissory Note, dated as of December 27, 1993, and the $250,000 Installment Promissory Note, dated as of December 27, 1993, executed and delivered in connection with or pursuant to the Letter Agreement, as amended by that certain Intercreditor Agreement, made as of March 12, 1997, among the Borrower, SDS, AQS, the Bank, and Norwest, and as such may be further amended from time to time hereafter

         2. Indebtedness due to IBM in connection with computer hardware purchased by SDS as inventory.

Applied Quoting Systems. Inc.

         None

                                   EXHIBIT A

                               BORROWING REQUEST


         Reference is made to that certain Loan Agreement between MILIRISK, INC. and NATIONSBANK OF TEXAS, N.A. dated as of March 12, 1997 as amended, (the "Agreement"). The terms used herein shall have the same meanings as provided therefor in the Agreement unless the context hereof otherwise requires or provides.

         1.       Date of proposed Revolving Loan
                                                                                 ------------------
         2.       Designate whether new Revolving Loan or renewal of existing
                  Eurodollar Loan:

                  _____ New Revolving Loan                         _____ Renewal of Eurodollar Loan

         3.       Interest rate options and amounts:

                  Amount of requested Revolving Loan which
                  will be Prime Rate Loan                                       $
                                                                                 ------------------

                  Amount of requested Revolving Loan which
                  will be Eurodollar Loan                                       $
                                                                                 ------------------

                           TOTAL:                                               $
                                                                                 ------------------
         4.       If all or a portion of the Revolving Loan
                  will be a Eurodollar Loan, state the
                  requested Eurodollar Interest Period
                                                        -------------------------------------------

         Borrower hereby certifies that (a) on the date hereof the representations and warranties contained in the Agreement are true in all material respects as if made on the date hereof, except representations and warranties that relate to a specific prior date; and (b) no Event of Default or no event which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default under the Agreement, exists.

         Dated _____________, 199__.

                                         MILIRISK, INC.


                                         By
                                           ------------------------------
                                         Title
                                              ---------------------------


EXHIBIT A - Page Solo

                                   EXHIBIT B

                             TERM LOAN RATE REQUEST


         Reference is made to that certain Loan Agreement among MILIRISK, INC. and NATIONSBANK OF TEXAS, N.A. dated as of March 12, 1997 (as amended, the "Agreement"). The terms used herein shall have the same meanings as provided therefor in the Agreement unless the context hereof otherwise requires or provides.

         1.       Date requested for interest rate selection:
                                                                          --------------------
         2.       TYPE OF TRANSACTION                                           AMOUNT

                  _____    Renewal of Eurodollar Loan                     $
                                                                           -------------------

                  _____    Conversion of Eurodollar Loan to Prime
                           Rate                                           $
                                                                           -------------------

                  _____    Conversion of Incremental Portion of
                           Principal Debt to Eurodollar Loan              $
                                                                           -------------------

                  _____    Other:                                         $
                                 --------------------------------------    -------------------

         3. If all or a portion of the requested transaction will be a Eurodollar Loan, state the requested Eurodollar Interest
                  Period


     Dated _________, 199__.





                                         MILIRISK, INC.


                                         By
                                           ------------------------------
                                         Title
                                              ---------------------------




EXHIBIT B - Page Solo

                                   EXHIBIT C

                             COMPLIANCE CERTIFICATE


TO:      NATIONSBANK OF TEXAS, N.A.

         Reference is made to that certain Loan Agreement between MILIRISK, INC. and NATIONSBANK OF TEXAS, N.A. dated as of March 12, 1997 (the "Loan Agreement"). The terms used herein shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides.

         The undersigned HEREBY CERTIFIES that she is the duly elected and qualified officer of the Borrower holding the office set forth opposite her signature below, AND DOES FURTHER CERTIFY, on behalf of the Borrower, that:

                  1. Attached hereto are complete and detailed financial statements of the Borrower and the Guarantors as of, and for the last day of , 199_, which fairly present in all material respect Borrower's and Guarantors' financial position as of such date.

                  2. A review of the activities of the Borrower during the preceding fiscal quarter has been made under her supervision with a view to determining whether, during such fiscal quarter the Borrower has kept, observed, performed and fulfilled all of its obligations under the Loan Documents, and that to the best of her knowledge the Borrower has kept, observed, performed and fulfilled all of such obligations, except as set forth in Schedule I attached hereto. (If no Schedule I is attached, then such exception does not apply and no such failures exist.)

                  3. Section 10.1 provides that the Consolidated Net Worth of the Borrower and its subsidiaries as at the end of the preceding fiscal quarter must not be less than the Minimum Net Worth Amount of the Borrower and its subsidiaries as at the end of the preceding fiscal quarter.

                  *        Consolidated Net Worth of Borrower and
                           subsidiaries as at end of fiscal quarter
                           identified in Item 1 above                      $
                                                                            ----------------
                  *        Minimum Net Worth Amount of Borrower and
                           subsidiaries as at end of fiscal quarter
                           identified in Item 1 above                      $
                                                                            ----------------

                  4. Section 10.1 provides that the Minimum Net Worth Amount as at the end of any fiscal quarter may not be less than the Minimum Net Worth Amount as at the end of the immediately preceding fiscal quarter.



EXHIBIT C - Page 1

                  *        Minimum Net Worth Amount as at end of
                           fiscal quarter identified in Item 1 above       $
                                                                            ----------------

                  *        Minimum Net Worth Amount as at end of
                           fiscal quarter immediately preceding the
                           fiscal quarter identified in Item 1 above       $
                                                                            ----------------

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on ________________, 199__.




                                   MILIRISK, INC.


                                   By
                                      ----------------------------------
                                      Joy J. Keller
                                      Executive Vice President and Chief
                                      Financial Officer





EXHIBIT C - Page 2

                                   EXHIBIT D

                             BORROWING BASE REPORT


         Reference is made to that certain Loan Agreement among MILIRISK, INC. and NATIONSBANK OF TEXAS, N.A. dated as of March 12, 1997 (as amended, the "Agreement"). The terms used herein shall have the same meanings as provided therefor in the Agreement unless the context hereof otherwise requires or provides.

         Borrower hereby certifies to Bank that the following information is true, correct and complete as of the last day of _____________, 199__:


         1.       Total accounts receivable of Borrower,
                  SDS and AQS                                              $
                                                                            ----------------

         2.       Less ineligible accounts receivable of Borrower,
                  SDS and AQS                                              $
                                                                            ----------------

         3.       Eligible Accounts Receivable
                  (line 1 minus line 2)                                    $
                                                                            ----------------

         4.       80% of Eligible Accounts Receivable                      $
                                                                            ----------------

         5.       Borrowing Base (enter greater of
                   $2,500,000 or amount shown on line 4)                   $
                                                                            ----------------


         Borrower further certifies to Bank that attached hereto is a true, correct and complete aging of all accounts receivable of Borrower, SDS and AQS as of the last day of the month covered by this Borrowing Base Report.

         Borrower further certifies that the computation of the Borrowing Base as set forth herein has been made in compliance with the terms and provisions of the Agreement.

          Dated _____________, 199__.




                                   MILIRISK, INC.


                                   By
                                      ----------------------------------
                                      Joy J. Keller
                                      Executive Vice President and Chief
                                      Financial Officer


EXHIBIT D - Page Solo